UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 17, 2014 (December 12, 2014)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, Extended Stay America, Inc. (“Extended Stay America”) issued a press release announcing that John Dent will be appointed as General Counsel of Extended Stay America and its subsidiary ESH Hospitality, Inc. (“ESH REIT,” and together with Extended Stay America, the “Company”). The Company also announced that Tom Bardenett will be appointed Chief Operating Officer of Extended Stay America. The Company also announced the appointment of Jonathan S. Halkyard as Chief Financial Officer, who will, in connection with the appointment; vacate his position as Chief Operating Officer of Extended Stay America. The Company further announced that Victoria Plummer, Executive Vice President of Operations of ESA Management, LLC (“ESA Management”) will move from that position to the position of Senior Vice President of Operations of the Western Division at ESA Management. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02(c):	Appointment of John Dent as Chief Legal Officer

On December 17, 2014, the Company announced the appointment of John Dent as General Counsel and Corporate Secretary of the Company, effective January 5, 2015.

Prior to joining the Company, Mr. Dent, 51, held various positions at Hilton Worldwide, one of largest international hospitality companies with over 4,200 hotel properties spanning twelve brands throughout the lodging sector. From 2012 through 2014, Mr. Dent served as the Senior Vice President and General Counsel where he managed a team of 35 lawyers and paraprofessionals throughout Hilton Worldwide’s offices in London, Singapore, Shanghai, Dubai, Delhi, and world headquarters in McLean, Virginia. Mr. Dent’s team was charged with providing legal support for hotel operations, which included, among other things, working with franchise owners, strategic property acquisitions and procuring financing. Between 2009 and 2012, Mr. Dent served as the Senior Vice President and Assistant General Counsel of Development, where he managed a team of attorneys which focused on real estate development and asset management for the Americas. Mr. Dent also served as Vice President and Senior Counsel of Hilton Hotels Corporation between 2000 and 2009, where he focused on crafting and enforcing hotel management agreements and other development contracts. Mr. Dent holds a J.D. from the University of Chicago, and a B.A. in English from the University of California, Los Angeles.

In connection with Mr. Dent’s appointment as the Company’s General Counsel and Corporate Secretary, the Company and Mr. Dent entered into a letter agreement, dated December 11, 2014. The letter agreement provides that Mr. Dent’s employment is on an at-will basis and that he will be entitled to an annual base salary of $350,000 and eligible to earn a target annual bonus of $260,000 in accordance with the terms of the annual bonus plan as determined by the Company’s compensation committee. Pursuant to the letter agreement, Mr. Dent will be eligible to receive an equity award in 2015 in accordance with the terms of the Extended Stay America, Inc. 2013 Long-Term Incentive Plan (the “LTIP”), which award will have a value of $300,000 as of the date of grant. Mr. Dent will be eligible to participate in the Company’s benefit plans and relocation policy, and will be entitled to a housing allowance of up to $2,000 per month and reimbursement of expenses incurred in connection with work-related travel from Arlington, VA. Mr. Dent will also be eligible to participate in the Company’s Executive Severance Plan which provides for (i) a cash payment equal to one year’s base salary and target bonus and (ii) benefits continuation for up to the one-year period following the date of termination in the event he voluntarily resigns or is terminated by ESA Management, without cause. A copy of the offer letter is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Dent and any other person pursuant to which Mr. Dent was appointed as General Counsel and Corporate Secretary of the Company. Mr. Dent has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between Mr. Dent and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 5.02(c):	Appointment of Tom Bardenett as Chief Operating Officer

On December 17, 2014, the Company announced the appointment of Tom Bardenett as Chief Operating Officer of Extended Stay America, effective January 5, 2015.

Prior to joining Extended Stay America, Mr. Bardenett, 50, held various positions at the operations division of Interstate Hotels & Resort, Crossroads Hospitality. Interstate Hotels & Resorts is one of the leading U.S.-based third party hotel management companies servicing over 250 hotels, which include notable brands such as Residence Inn by Marriott, Courtyard by Marriott, Homewood Suites by Hilton, Hilton Garden Inn, Hampton Inn, Aloft, and Hyatt Place. From 2005 through 2014, Mr. Bardenett served as the Executive Vice President of Operations and President where he where he was responsible for business development, operations and strategic sales and marketing initiatives for the entire portfolio of Select Service Hotels. Between 2002 and 2005, Mr. Bardenett served as the Senior Vice President of Sales and Marketing where he oversaw sales and marketing and maintained key relationships with owners, investors and franchise owners. Mr. Bardenett also served as a Regional Director of Sales and Regional Director of Operations between 1994 and 2002. Prior to joining Interstate Hotels & Resort, Mr. Bardenett worked at the Hotels at Syracuse Square. Mr. Bardenett earned a degree in communications with a broadcasting minor at Oswego State University of New York. Mr. Bardenett is currently a member of The Residence Inn Association (TRIA), the Aloft/Element Owners Advisory Council and the Hyatt Place Owners Advisory Council.

In connection with Mr. Bardenett’s appointment as Extended Stay America’s Chief Operating Officer, Extended Stay America and Mr. Bardenett entered into a letter agreement, dated December 9, 2014. The letter agreement provides that Mr. Bardenett’s employment is on at-will basis and that he will be entitled to annual base salary of $500,000 and will be eligible to earn a target annual bonus of $275,000 in accordance with the terms of the annual bonus plan as determined by the Company’s compensation committee. Mr. Bardenett will receive a sign-on award consisting of (i) restricted stock units having a value equal $2,000,000 as of the date of grant, which restricted stock units will vest 50% on each anniversary of the date of grant and (ii) a cash bonus payment of $175,000 which will be payable within 30 days following commencement of employment. Pursuant to the letter agreement, Mr. Bardenett will be eligible to receive an equity award in 2015 in accordance with the terms of the LTIP, which award will have a value of $500,000 as of the date of grant. Mr. Bardenett will be eligible to participate in Extended Stay America’s benefit plans and relocation policy. Mr. Bardenett is also eligible to participate in the Company’s Executive Severance Plan which provides for (i) a cash payment equal to one year’s base salary and target bonus and (ii) benefits continuation for up to the one-year period following the date of termination in the event he voluntarily resigns or is terminated by ESA Management without cause. A copy of the offer letter is attached hereto as Exhibit 10.2 and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Bardenett and any other person pursuant to which Mr. Bardenett was appointed as Chief Operating Officer of Extended Stay America. Mr. Bardenett has not entered into any transactions with Extended Stay America that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between Mr. Bardenett and any of Extended Stay America’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 5.02(b, c):     Appointment of Jonathan S. Halkyard as Chief Financial Officer and Relinquishment as Interim Chief Financial Officer and Chief Operating Officer

The Company also announced that Jonathan S. Halkyard will be appointed as Chief Financial Officer of the Company and that he will vacate his position as Chief Operating Officer of Extended Stay America, effective January 5, 2015, in order to focus his efforts on his role as Chief Financial Officer.

Mr. Halkyard, 49, has served as Extended Stay America’s Chief Operating Officer and the Company’s Interim Chief Financial Officer since August 1, 2014. Prior to that, Mr. Halkyard served as Chief Operating Officer of Extended Stay America and ESA Management since November 2013 and served in the same position at HVM L.L.C. (“HVM”), from September 2013 to November 2013. From July 2012 to September 2013, Mr. Halkyard served as Executive Vice President and Chief Financial Officer of NV Energy, Inc., a holding company providing energy services and products in Nevada, and its wholly-owned subsidiaries, Nevada Power Company and Sierra Pacific Power Company. From March 1999 to May 2012, Mr. Halkyard held various positions with Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), including Vice President (2002 to 2005), Treasurer (2003 to 2010), Senior Vice President (2005 to 2010), Executive Vice President (2010 to 2012) and Chief Financial Officer (2006 to 2012). Mr. Halkyard currently serves on the board of directors of Dave & Buster’s, Inc.

In connection with Mr. Halkyard’s appointment to Chief Financial Officer, on December 16, 2014, ESA Management entered into an agreement amending and restating the terms of Mr. Halkyard’s employment agreement which was entered into on September 1, 2013, effective as of September 30, 2013 (the “Restated Agreement”). Pursuant to the Restated Agreement, Mr. Halkyard will serve as the Company’s and ESA Management’s Chief Financial Officer for a term which commences on January 5, 2015 and ends on September 30, 2015, after which Mr. Halkyard would continue to be employed on at at-will basis. The Restated Agreement provides that he will be entitled to an annual base salary of $550,000 and an annual target bonus opportunity of $550,000. Under the terms of the Restated Agreement, Mr. Halkyard will receive an award of 100,000 restricted stock units (the “RSU Award”) under the LTIP which will vest 50% on each anniversary of the date of grant, provided, however, that in the event of Mr. Halkyard’s termination by the Company without cause or by him for good reason, the RSU Award will vest in full on the date of such termination. The Restated Agreement also provides that in the event Mr. Halkyard’s employment is terminated by the Company without cause or by him for good reason, he will be entitled to payment of any (i) accrued benefits, (ii) a lump sum payment equal to the sum of his annual base salary and target bonus, each as in effect on the date of termination, (iii) payment of a pro-rata bonus for the year in which termination occurs and (iv) benefits continuation for a one-year period following the date of termination. Mr. Halkyard is bound by non-solicitation and non-competition covenants for a one-year period following the date of termination. This description of Mr. Halkyard’s compensation is not complete and is qualified in its entirety by reference to the Restated Agreement attached hereto as Exhibit 10.3 and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Halkyard and any other person pursuant to which Mr. Halkyard was appointed as Chief Financial Officer of the Company. Mr. Halkyard has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between Mr. Halkyard and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 5.02(b):     Appointment of Victoria Plummer as Senior Vice President and Relinquishment as Executive Vice President

On December 17, 2014, the Company announced that Victoria Plummer, Executive Vice President of Operations of ESA Management will move from that position to the position of Senior Vice President of Operations of the Western Division at ESA Management, effective January 5, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated as of December 11, 2014, between Extended Stay America, Inc. and John Dent.

10.2	Letter Agreement, dated as of December 9, 2014, between Extended Stay America, Inc. and Tom Bardenett.

10.3	Amended and Restated Employment Agreement, dated December 16, 2014, between Jonathan Halkyard and ESA Management.

99.1	Press release of Extended Stay America, Inc., dated December 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: December 17, 2014	By:	/s/ Christopher Dekle
Name: Christopher Dekle
Title: General Counsel

ESH HOSPITALITY, INC.

Date: December 17, 2014	By:	/s/ Christopher Dekle
Name: Christopher Dekle
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated as of December 11, 2014, between Extended Stay America, Inc. and John Dent.

10.2	Letter Agreement, dated as of December 9, 2014, between Extended Stay America, Inc. and Tom Bardenett.

10.3	Amended and Restated Employment Agreement, dated December 16, 2014, between Jonathan Halkyard and ESA Management.

99.1	Press release of Extended Stay America, Inc., dated December 17, 2014.